EXHIBIT 10.8

THIRD AMENDMENT TO CONSULTANT AGREEMENT

This Third Amendment (the “Amendment”), dated as of September 21, 2006, is to the Consultant Agreement (the “Consultant Agreement”) between Terra Insight Corporation (the “Company”) and CEOcast, Inc. (the “Consultant”) dated as of October 1, 2005, as amended on December 30, 2005 (the “First Amendment”) and on April 15, 2006 (the “Second Amendment”).

Whereas, the parties have agreed to extend the timing of the determination as to issuance of 325,000 shares that would otherwise be issuable September 30, 2006 pursuant to Section 5 of the Consultant Agreement, as amended by the First Amendment and the Second Amendment, it is hereby agreed that:

1.	Section 5 is hereby further modified and amended to read as follows:

The Company shall also issue the Consultant 325,000 shares of Common Stock on November 30, 2006, unless the Company elects to terminate the Consultant Agreement prior to November 30, 2006 pursuant to Section 2.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

TERRA INSIGHT CORPORATION

By: /s/ Dan Brecher
Dan Brecher, Managing Director

CEOCAST, INC.

By: /s/ Michael Wachs

Michael Wachs, President